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                                                                   EXHIBIT 10.31

[FAIRCHILD SEMICONDUCTOR LETTERHEAD]

June 5, 2001                                                        Attachment B

Hans Wildenberg
2709 Hillview Green Lane
Austin, TX 78703

                           RE: RESTRICTED STOCK GRANT

Dear Hans:

This letter sets forth an agreement between you and Fairchild Semiconductor International, Inc., a Delaware corporation (the "Company"), regarding the Company's grant to you of certain shares of restricted stock in connection with your employment as Executive Vice President, Worldwide Sales and Marketing, of the Company's wholly owned subsidiary, Fairchild Semiconductor Corporation.

1. SHARES GRANTED

In partial consideration for your decision to accept employment with Fairchild Semiconductor Corporation, the Company shall issue and grant to you, on the date you begin employment, at no cost to you but subject to the vesting and forfeiture provisions, transfer restrictions and other terms and conditions described in this letter, 20,000 shares of the Company's Class A Common Stock (the "Restricted Shares"), which shares shall be duly authorized, validly issued and non-assessable.

2. VESTING AND FORFEITURE PROVISIONS

Your Restricted Shares shall vest (becoming "Vested Shares") on the following Vesting Dates in the following respective amounts:

Vesting Date          Number of Shares to Vest      Total Number of Vested Shares
------------          ------------------------      -----------------------------
November 1, 2002               6,000                            6,000
November 1, 2003              10,000                           16,000
November 1, 2004               4,000                           20,000

"Unvested Shares" means any Restricted Shares that are not Vested Shares.

In the event your employment with Fairchild Semiconductor Corporation is terminated for any reason other than your death or your Permanent Disability (as defined below) (including without

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limitation as a result of your voluntary resignation or termination by the
Company with or without cause), any and all right, title and interest that you or any Permitted Transferee (as defined below) may have to or in any Unvested Shares shall be automatically and immediately forfeited as of the date of such termination and all such forfeited shares shall revert to the Company treasury as of such date without any action by you or the Company. "Permanent Disability" shall mean a permanent and total incapacity to perform services substantially similar to those provided to the Company or any of its subsidiaries immediately prior to the date of such disability. Upon such event of forfeiture, you (or any Permitted Transferee(s)) shall surrender to the Company for cancellation stock certificates representing at least the number of Unvested Shares at the time of forfeiture, provided that the Company shall promptly thereafter issue new stock certificates representing any Vested Shares represented by such surrendered certificates as of such termination date. In the event your employment with Fairchild Semiconductor Corporation is terminated as a result of your death or your Permanent Disability, then all Unvested Shares as of the date of such termination shall automatically become Vested Shares as of such date.

Vested Shares shall not be subject to the foregoing forfeiture provisions.

3. TRANSFER RESTRICTIONS

You shall not, without the prior written consent of the Company, Transfer (as defined below) any Unvested Shares except to a Permitted Transferee (as defined below).

      "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any agreement to do any of the foregoing, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Unvested Shares, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Unvested Shares.

      "Permitted Transferee" means your spouse, children or grandchildren (in each case, natural or adopted), any trust for the sole benefit of such persons, any charitable trust of which you are the grantor, or any corporation, limited liability company or partnership in which you, your spouse and/or your children or grandchildren (in each case, natural or adopted) directly and beneficially own all the equity interests, provided that no person or entity shall be a Permitted Transferee unless such person or entity enters into an agreement with the Company binding such person or entity to the same extent as you are bound hereby.

Vested Shares shall not be subject to the foregoing restrictions on Transfer, although they shall be subject to Transfer restrictions under applicable securities or other laws.
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4. TAX GROSS-UP

General. You will have certain tax obligations relating to the first 10,000 Restricted Shares (the "83(b) Shares") on the date you begin employment, and certain additional tax obligations relating to the remaining 10,000 Restricted Shares (the "Ordinary Income Shares") on the last two Vesting Dates, as further explained below. The Company will pay some, but not all, of these tax obligations, as further explained below.

Tax Gross-Up With Respect to 83(b) Shares. By making the Section 83(b) election discussed in section 5 below with respect to the 83(b) Shares, you will have ordinary income in the 2001 tax year equal to the market value of those shares on the date you receive them (i.e., the date you begin employment). The Company shall pay, directly to applicable tax authorities, an amount equal to any United States federal and/or state income, Social Security, unemployment or Medicare taxes (and any other U.S. federal or state taxes ordinarily imposed on wages or income) that result from income recognized by you upon your receipt of the 83(b) Shares.

No Tax Gross-Up With Respect to Ordinary Income Shares. You agree that your
Section 83(b) election discussed in section 5 below will not cover the Ordinary Income Shares. Accordingly, you will have ordinary income with respect to those shares on the Vesting Dates on which you receive those shares. The amount of ordinary income will equal the fair market value of the Ordinary Income Shares received on each applicable Vesting Date. In other words, you will have ordinary income on November 1, 2003 equal to the fair market value of 6,000 shares on that date, and ordinary income on November 1, 2004 equal to the fair market value of 4,000 shares on that date. The Company will not reimburse you for any taxes you have to pay as a result of such income.

      Agreement to Sell Shares. In addition, to satisfy the Company's tax withholding obligations relating to your receipt of Ordinary Income Shares, you agree to sell, promptly following November 1, 2003 and November 1, 2004, and in no event later than the date such obligations are due to be remitted to applicable tax authorities, a sufficient number of Vested Shares received on those dates to satisfy such withholding obligations, and not to use the proceeds of any sale of such Vested Shares until such withholding obligations have been satisfied. Alternatively, you may pay the Company in cash an amount sufficient to satisfy such withholding obligations.

IMPORTANT: YOU MAY HAVE ADDITIONAL TAX CONSEQUENCES, BASED ON YOUR PERSONAL CIRCUMSTANCES, AS A RESULT OF YOUR RECEIPT OF RESTRICTED SHARES THAT ARE UNKNOWN TO, OR NOT DETERMINABLE BY, THE COMPANY. YOU ARE STRONGLY URGED TO CONSULT YOUR PERSONAL TAX ADVISOR TO DETERMINE ANY SUCH CONSEQUENCES RESULTING FROM THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
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5. FILING OF SECTION 83(B) ELECTION

You shall timely file an appropriate form of Section 83(b) Election with respect to the 83(b) Shares with the Internal Revenue Service Center with which you file your federal tax return and provide a copy to the Company, all within 30 days after you receive those shares. YOU ACKNOWLEDGE AND AGREE THAT SUCH SECTION 83(B) ELECTION MUST BE FILED BY YOU WITH THE I.R.S. BY SUCH 30-DAY DEADLINE AND THAT NO EXTENSION OF THE DEADLINE IS AVAILABLE BY LAW. Failing to file the
Section 83(b) Election by the deadline could result in adverse tax consequences to you, including without limitation the recognition of additional income in the tax years when the 83(b) Shares vest, and the Company assumes no liability or obligation for any such adverse tax consequences. In addition, a copy of the election must be included with your federal tax return for the 2001 tax year. A suggested form of Section 83(b) Election is attached.

6. REPRESENTATIONS AND WARRANTIES MADE BY YOU

By signing where indicated below, you represent and warrant to the Company that:

      (a) you are receiving the Restricted Shares not with a view to distribution thereof that would violate the U.S. Securities Act of 1933, as amended (the "Securities Act"), or the applicable securities laws of any state, and that you will not distribute any Restricted Shares in violation of the Securities Act or any such state laws;

      (b) you understand that the Restricted Shares have not been registered under the Securities Act or the securities laws of any state, and that the Restricted Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption (such as that currently provided by Rule 144 under the Securities Act) from such registration is available;

      (c) you understand that the exemption from registration provided by Rule 144 under the Securities Act will not be available to you until one year has elapsed after you receive the Restricted Shares;

      (d) you understand and acknowledge that the Restricted Shares are subject to a substantial risk of forfeiture as provided in Section 2 above; and

      (e) you understand and acknowledge (i) that the value of the Restricted Shares is subject to various risks and uncertainties facing the Company, as described in the Company's filings with the Securities and Exchange Commission, (ii) that you are familiar with and understand such risks and (iii) that the value of the Restricted Shares may decline.

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7. LEGENDS

All stock certificates representing Restricted Shares will bear the following legend in addition to any other legend required under applicable law:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition, all stock certificates representing Unvested Shares will bear the following legend:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT FOR A PERIOD OF TIME TO RESTRICTIONS ON TRANSFER, AND PROVISIONS THAT REQUIRE SUCH SHARES TO BE FORFEITED TO THE COMPANY UNDER CERTAIN CIRCUMSTANCES, UNDER THE TERMS OF A RESTRICTED STOCK AGREEMENT, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY, AND THE TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS PERMITTED ONLY UPON PROOF OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT. ANY PURPORTED TRANSFER NOT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT SHALL BE VOID AND OF NO EFFECT WITH RESPECT TO THE SECURITIES REPRESENTED HEREBY OR THE ISSUER THEREOF.

8. NOTATION

The Company reserves the right to enter or cause to be entered a notation on the appropriate transfer records of the Company with respect to the restrictions on Transfer referred to in this Agreement.

9. NO EFFECT ON EMPLOYMENT

Nothing herein contained shall confer on you any right to remain in the employ of Fairchild Semiconductor Corporation or any of its affiliates.

Please indicate your agreement to the terms hereof by signing a copy of this letter where indicated below and returning such copy, as signed, to the undersigned officer of the Company.
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Yours very truly,

FAIRCHILD SEMICONDUCTOR
INTERNATIONAL, INC.

By:  /s/ Daniel E. Boxer
     ----------------------------
     Daniel E. Boxer
     Executive Vice President


ACKNOWLEDGED AND AGREED:

/s/ Hans Wildenberg
----------------------------
Hans Wildenberg
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 [DRAFT ONLY; PLEASE CONSULT YOUR PERSONAL TAX ADVISOR BEFORE FILING THIS FORM]

                             Section 83(b) Election

              TO BE FILED WITHIN 30 DAYS AFTER THE DATE OF TRANSFER

Internal Revenue Service Center

_______________________,________

                     ELECTION TO INCLUDE IN GROSS INCOME IN
                    YEAR OF TRANSFER OF PROPERTY PURSUANT TO
                   SECTION 83(b) OF THE INTERNAL REVENUE CODE

            The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in my gross income for the 2001 taxable year the fair market value of the property described below. In this regard, the undersigned supplies the following information in accordance with Treas. Reg. Section 1.83-2(e).

                  1. The name, address and taxpayer identification number of the undersigned are:

                               Hans Wildenberg
                               ____________________________
                               ____________________________
                               ____________________________

                               Social Security Number: __________________

                  2. Description of property with respect to which the election is being made:

                              10,000 shares of Class A Common Stock, par value $.01 per share (the "property"), of Fairchild Semiconductor International, Inc., a Delaware corporation (the "Corporation").

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                  3.    The date on which the property was transferred is
                        ___________, 2001. The taxable year to which this election relates is calendar year 2001.

                  4. The nature of restrictions to which the property is subject:

                        If before November 1, 2002, the taxpayer terminates employment with a wholly owned subsidiary of the Corporation, the taxpayer will forfeit all right, title and interest in or to all of the property.

                        If on or after November 1, 2002 but before November 1, 2003, the taxpayer terminates employment with a wholly owned subsidiary of the Corporation, the taxpayer will forfeit all right, title and interest in or to 4,000 shares of the property.

                        In other words, restrictions affecting 6,000 shares will lapse on November 1, 2002 and restrictions affecting the remaining 4,000 shares will lapse on November 1, 2003 (assuming taxpayer remains employed on such dates).

                  5. The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was:

                        $_____________ (or $______ per share of Class A Common Stock).

                  6. The amount paid by the undersigned for this property was:

                        Nil.

                  7. A copy of this statement has been furnished to the Corporation.

                                                Very truly yours,


                                                ________________________________
                                                Hans Wildenberg